Exhibit 3.7

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF INCORPORATION

OF

KINDRED BIOSCIENCES, INC.

Kindred Biosciences, Inc., a Delaware corporation, hereby certifies, pursuant to Section 103 of the Delaware General Corporation Law, as follows:

FIRST: That the corporation filed a Certificate of Incorporation with the Secretary of State of the State of Delaware on September 25, 2012 that is an inaccurate record of the corporate action referred to therein because the Certificate of Incorporation inadvertently omitted the county in which the corporation’s registered office is located.

SECOND: The first sentence of Article II of the Certificate of Incorporation is hereby corrected to read in its entirety as follows:

The address of the Company’s registered office in the State of Delaware is 16192 Coastal Highway, Lewes, Sussex County, Delaware 19958.

[Signature page follows]

IN WITNESS WHEREOF, Kindred Biosciences, Inc. has caused this certificate to be signed by its duly authorized officer on the date set forth below.

KINDRED BIOSCIENCES, INC.

By:	/s/ Richard Chin
Name: Richard Chin, M.D.
Title: President and Chief Executive Officer

Date:	12/4/13